NEW YORK MORTGAGE TRUST, INC.

ARTICLES OF AMENDMENT

New York Mortgage Trust, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: The charter of the Corporation (the “Charter”) is hereby amended by deleting therefrom in its entirety the first two sentences of Section 6.1 and inserting in lieu thereof two new sentences to read as follows:
“The Corporation has authority to issue 1,000,000,000 shares of stock, consisting of 800,000,000 shares of Common Stock, $0.01 par value per share (“Common Stock”), and 200,000,000 shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”), of which (i) 6,000,000 shares are classified as 7.75% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share, (ii) 6,600,000 shares are classified as 7.875% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share, and (iii) 8,400,000 shares are classified as 8.00% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share. The aggregate par value of all authorized shares of stock having par value is $10,000,000.”
SECOND: The total number of shares of stock which the Corporation had authority to issue immediately prior to the foregoing amendment of the Charter was 600,000,000 shares, consisting of 400,000,000 shares of Common Stock, $0.01 par value per share (“Common Stock”), and 200,000,000 shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”), 6,000,000 of which were classified as 7.75% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series B Preferred Stock”), 6,600,000 of which were classified as 7.875% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series C Preferred Stock”), and 8,400,000 of which were classified as 8.00% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series D Preferred Stock”). The aggregate par value of all authorized shares of stock having par value was $6,000,000.
THIRD: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment of the Charter is 1,000,000,000 shares, consisting of 800,000,000 shares of Common Stock, $0.01 par value per share, and 200,000,000 shares of Preferred Stock $0.01 par value per share, 6,000,000 of which are classified as Series B Preferred Stock, $0.01 par value per share, 6,600,000 of which are classified as Series C Preferred Stock, $0.01 par value per share, and 8,400,000 of which are classified as Series D Preferred Stock, $0.01 par value per share. The aggregate par value of all authorized shares of stock having par value is $10,000,000.
FOURTH: The information required by Section 2-607(b)(2)(i) of the Maryland General Corporation Law (the “MGCL”) is not changed by the foregoing amendment of the Charter.
FIFTH: The foregoing amendment of the Charter was approved by a majority of the entire Board of Directors of the Corporation as required by law and was limited to a change expressly authorized by the Charter and Section 2-105(a)(13) of the MGCL without any action by the stockholders of the Corporation.

SIXTH: The undersigned officer acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters of facts required to be verified under oath, the undersigned acknowledges that to the best of such officer’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Chairman and Chief Executive Officer and attested to by its Secretary on this 10th day of October, 2019.

ATTEST:		NEW YORK MORTGAGE TRUST, INC.

By:	/s/ Nathan R. Reese	By:	/s/ Steven R. Mumma
Name:	Nathan R. Reese	Name:	Steven R. Mumma
Title:	Secretary	Title:	Chairman and Chief Executive Officer

Signature Page - Articles of Amendment - Authorized Share Increase - October 2019